(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.45

                       CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT is made and entered into as of this 10th day of January, 2002, by and between CPI CORP., a Delaware corporation (hereinafter "CPI") and PATRICK J.
MORRIS, an individual, (hereinafter "Morris").

     PRELIMINARY STATEMENT. Morris has served CPI in various executive positions for more than sixteen years, including most recently as Senior Executive Vice President, President, Portrait Studio Division and Director. Morris will retire as an executive officer and Director of CPI, effective February 3, 2002. CPI desires to retain Morris to provide advice and to perform certain consulting projects after his retirement.

    NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereby agree as follows:

     1. CONSULTING SERVICES. CPI hereby retains Morris in a consulting capacity, and Morris hereby agrees to perform services for CPI in such capacity, upon the terms and conditions contained herein.

     2. TERM. The term of this Agreement shall be a two year period commencing on February 3, 2002, and ending on February 2, 2004 (the "Consulting Period").

     3. NATURE OF CONSULTING SERVICES. Morris hereby agrees to serve in a consulting capacity for CPI upon request, to assist in strategic planning and implementation and to advise the Chief Executive Officer on such other matters as he may request. Morris shall be available, upon reasonable notice and as his schedule may permit, to perform such consulting and advisory services as CPI may reasonably request of him. The parties anticipate that the services to be provided hereunder will require approximately 1,040 hours during the first year of the Consulting Period and approximately 520 hours during the second year of the Consulting Period. Morris will act as an independent contractor and not as an employee of CPI in performing such consulting services.




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     4.   EXPENSE REIMBURSEMENT.  Morris shall be entitled to
reimbursement for expenses reasonably incurred on behalf of CPI during the Consulting Period, as directed by CPI, in accordance with customary reimbursement policies established by CPI for its executives. Any such expense reimbursement shall be paid to Morris promptly after he submits a proper request and substantiation therefor.

     5. COMPENSATION. CPI agrees to pay to Morris the gross amount of one hundred eighty-seven thousand five hundred dollars ($187,500.00) for consulting provided during the first year of the Consulting Period and Ninety-three Thousand seven Hundred Fifty Dollars ($93,750.00) during the second years of the Consulting Period. Payment shall be made in twelve equal monthly installments of Fifteen Thousand Six Hundred and Twenty-five Dollars ($15,625.00) each during the first year of the Consulting Period and twelve equal monthly installments of Seven Thousand Eight Hundred Twelve Dollars and Fifty Cents ($7,812.50) each during the second year of the Consulting Period. Monthly payments shall commence on the 15th day of February, 2002 and continue on the same day of each of the month thereafter through and including January 15, 2004.

     6. CONFIDENTIALITY. Morris agrees that he will not, except as authorized in writing by CPI, copy, use or disclose to any third parties any information that he receives from CPI or its representatives during the Consulting Period, except as may be required to perform his obligations under this Agreement.

     7. INDEMNIFICATION. CPI hereby agrees to indemnify Morris against and hold him harmless from any claims, actions, damages, losses, and expenses (including reasonable attorneys' tees) arising from actions taken at the direction or request of CPI during the Consulting Period.

     8. EARLY TERMINATION. Notwithstanding anything to the contrary contained herein, either party may terminate this Agreement at any time, with or without cause, by giving at least thirty (30) days written notice to the other party; PROVIDED, HOWEVER, that if CPI terminates this Agreement, it shall continue to compensate Morris in accordance with the provisions of section 5

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through the remainder of the Consulting Period.  If Morris
terminates this Agreement, CPI shall pay Morris through the effective date of termination, and neither party shall have any other further obligations under this Agreement, except as set forth in section 6.





     9. NO ASSIGNMENT. Neither party may assign any of its rights and obligations hereunder without the consent of the other.

     10. NOTICES. Any notices required or permitted hereunder shall be mailed or delivered to the respective parties at the following addresses:

            CPI Corp.
            1706 Washington Avenue
            St. Louis, Missouri 63103
            Attn:   J. David Pierson, Chairman

            Mr. Patrick Morris
            26 Country Life Acres
            St. Louis, Missouri 63131

     11. MISCELLANEOUS. This Agreement constitutes the entire agreement of the parties, and supersedes all prior agreements and understandings concerning the subject matter hereof. No waiver of any provision hereof shall be effective unless in writing. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

     IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals, as of the date first written above.


                                    CPI CORP.


                                    By: /s/ J David Pierson
                                       ------------------------
                                            J David Pierson
                                            Chairman and Chief
                                            Executive Officer


                                    By: /s/ Patrick J. Morris
                                       ________________________
                                            Patrick J. Morris







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